UNITED STATES
              SECURITIES AND EXCHANGE
                     COMMISSION

               Washington, D.C.  20549

                     FORM 8-K


                  CURRENT REPORT


  Pursuant to Section 13 or 15(d) of the
       Securities Exchange Act of 1934


                     Date of Report
           (Date of earliest event reported)
                     July 27, 2004


                 THE COMMERCE GROUP, INC.
 (Exact name of registrant as specified in its charter)


 Massachusetts      001-13672           04-2599931
(State or other   (Commission File   (IRS Employer
jurisdiction          Number)        Identification
   of Incorporation)                      No.)


   211 Main Street, Webster, Massachusetts  01570
(Address of principal executive offices) (Zip Code)


   Registrants telephone number, including area code:
                   (508) 943-9000



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The Commerce Group, Inc.
Form 8-K
July 27, 2004

Item 12.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     The following information is being furnished under Item 12 - Results of Operations and Financial Condition. Such information, including the exhibit attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section.

     On July 23, 2004, The Commerce Group, Inc. (the "Company") issued a press release announcing its results for the quarter ended June 30, 2004. A copy of the press release is attached as
Exhibit 99.1 to this Form 8-K.











                           SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                           THE COMMERCE GROUP, INC.
                           July 27, 2004





                            /s/ Randall V. Becker
                                Randall V. Becker
                          Treasurer and Accounting Officer




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                                                  Exhibit 99.1
Press Release

RELEASE:     Immediate (July 23, 2004)

CONTACT:    Randall V. Becker
            Treasurer
            (508) 949-4129

                           The Commerce Group, Inc.
                   Announces 2004 Second Quarter Results
                           and Comparison to 2003

WEBSTER, Mass., July 23, 2004 -- The Commerce Group, Inc. (NYSE:CGI) today reported 2004 second quarter results. Net earnings were $37.4 million, or $1.14 per diluted share, compared to net earnings of $71.5 million or $2.22 per diluted share for 2003.

During the second quarter of 2004, the Company had net realized investment losses of $8.6 million or $0.17 per diluted share, compared to gains of $65.9 million or $1.53 per diluted share in the second quarter of 2003. A complete breakdown of this information is included in the attached tables.

Earned premiums were $404.5 million for the second quarter of 2004, compared to $350.3 million for 2003. A schedule of direct written premiums to earned premiums is included in the attached tables.

The second quarter GAAP consolidated operating combined ratio was 91.7%, compared to 100.5% for 2003. The decrease in the combined ratio was the result of a decrease in both the loss ratio and the underwriting ratio. The Companys GAAP consolidated loss ratio for the second quarter of 2004 decreased to 68.4% from 76.9% during the same period last year. The improvement was primarily the result of an increase in average earned premium revenue per automobile and a decline in the current year personal automobile physical damage claim frequency. The Companys GAAP consolidated underwriting ratio decreased to 23.3%, as compared to 23.6% for last years second quarter, primarily as a net result of lower 2004 policy year mandated Massachusetts personal automobile commission rates partially offset by higher accrued contingent commissions.

Cumulative June 30, 2004 Results

Net earnings for the first six months of 2004 were $88.4 million, or $2.70 per diluted share, compared to net earnings of $84.4 million or $2.62 per diluted share for 2003.

During the first six months of 2004, the Company had net realized investment gains of $11.9 million or $0.24 per diluted share, compared to gains of $60.0 million or $1.33 per diluted share in the same period of 2003. A complete breakdown of this information is included in the attached tables.

Earned premiums were $800.1 million for the six months of 2004, compared to $688.3 million for 2003. A schedule of direct written premiums to earned premiums is included in the attached tables.
MORE

CGI 2Q04 Earnings Release (page 2 of 7)

The 2004 six month GAAP consolidated operating combined ratio was 92.7%, compared to 100.5% for 2003. The decrease in the combined ratio was the result of a decrease in the loss ratio, partially offset by an increase in the underwriting ratio. The Companys GAAP consolidated loss ratio for the first six months of 2004 decreased to 69.8% from 79.0% during the same period last year. The improvement was the result of several factors, including: (1) an increase in average earned premium revenue per automobile; (2) a decline in the current year personal automobile physical damage claim frequency; and,
(3) a decrease in the overall Commonwealth Automobile Reinsures (C.A.R.) deficit. The Companys GAAP consolidated underwriting ratio increased to 22.9% for the first six months of 2004, as compared to 21.5% for 2003, primarily as a net result of higher accrued contingent commissions offset by lower 2004 policy year mandated Massachusetts personal automobile commission rates.

A complete presentation of June 30, 2004 and 2003 financial statement information, including a breakdown of the components of the combined ratio and realized investment gains and losses, is included in the financial statements attached to this press release.

Additional supplemental financial information will be available on July 26th on the Companys website at www.commerceinsurance.com, under the "Links" section of the "News and Investor Information" area.

At June 30, 2004, the Company had authority to purchase approximately 858,000 additional shares of common stock under the current Board of Directors stock re-purchase authorization, which excludes treasury stock acquired as a result of officer stock option exercises. During the second quarter of 2004, the Company acquired 493,361 shares of treasury stock at an average price of $45.95 per share as a result of option exercises. Also during the second quarter, the Company issued approximately 924,000 shares of common stock related to all option exercises.

All quarterly figures are unedited and all results are reported in accordance with accounting principles generally accepted in the United States (GAAP).

About The Commerce Group, Inc.
The Commerce Group, Inc. is headquartered in Webster, Massachusetts. Property and casualty insurance subsidiaries include The Commerce Insurance Company and Citation Insurance Company in Massachusetts, Commerce West Insurance Company in California, and American Commerce Insurance Company in Ohio. Through its subsidiaries combined insurance activities, the Company is ranked as the 20th largest personal automobile insurance group in the country by the Auto Insurance Report, based on NAIC 2003 direct written premium information.

Forward Looking Statements
This press release may contain statements that are not historical fact and constitute "forward-looking statements" within the meaning of
Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. Statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward- looking. These statements are often, but not always, made through the use of words or phrases such as "anticipates," "estimates," "plans," "projects," "continuing," "ongoing," "expects," "may," "should," "management believes," "we believe," "we intend," and similar words or phrases.
MORE

Page 4 of 9
<page<


CGI 2Q04 Earnings Release (page 3 of 7)

These statements may address, among other things, our strategy for growth, business development, regulatory approvals, market position, expenditures, financial results and reserves. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. All forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this press release and in our Forms 10-K and 10-Q, and other documents filed with the SEC. Among the key factors that could cause actual results to differ materially from forward-looking statements:

* the possibility of severe weather and adverse catastrophe experiences;
*    adverse trends in claim severity or frequency;
*    adverse state and federal regulations and legislation;
*    adverse judicial decisions;
* adverse changes to the laws, regulations and rules governing the residual market system in Massachusetts;
*    interest rate risk;
* rate making decisions for private passenger automobile policies in Massachusetts;
*    potential rate filings;
*    heightened competition;
*    concentration of business within Massachusetts;
* market disruption in Massachusetts, if competitors exited the market or become insolvent;
*    dependence on our executive officers; and,
* the economic, market or regulatory conditions and risks associated with entry into new markets and diversification.

You should not place undue reliance on any forward-looking statement. The risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statement made by us or on our behalf. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.








(Tables Follow)

CGI 2Q 04 Earnings Release (page 4 of 7)

THE COMMERCE GROUP, INC. (NYSE - CGI)
CONSOLIDATED BALANCE SHEETS
June 30, 2004 and 2003
(Thousands of Dollars, Except Per Share Data)
Unaudited

                                                               June 30,     June 30,
                                                                2004         2003
Investments
  Fixed maturities, at market                                       $ 1,668,640   $   808,990
Assets
Investments
  Fixed maturities, at market                                       $ 1,594,035   $   918,793
  Preferred stocks, at market                                       $   380,783   $   349,075
  Common stocks, at market                                          $    94,932   $    69,454
  Preferred stock mutual funds, at equity                           $    51,687   $   259,403
  Mortgage loans                                                    $    14,788   $    19,135
  Cash and cash equivalents                                         $    73,794   $   142,755
  Other investments                                                 $    29,409   $    24,749

      Total investments                                             $ 2,239,428   $ 1,783,364

Accrued investment income                                           $    20,100   $    15,820
Premiums receivable                                                 $   446,418   $   392,743
Deferred policy acquisition costs                                   $   174,375   $   157,247
Property and equipment                                              $    51,722   $    51,552
Due from reinsurers                                                 $   124,656   $   111,679
Residual market receivable                                          $   222,392   $   179,628
Current income taxes                                                $     6,790   $        -
Deferred income taxes                                               $    59,046   $    34,912
Receivable for securities sold                                      $     2,282   $    21,505
Other assets                                                        $    17,312   $    12,647

      Total assets                                                  $ 3,364,521   $ 2,761,097

Liabilities
  Losses and LAE                                                    $ 1,015,264   $   893,248
  Unearned premiums                                                 $   943,157   $   822,727
  Bonds payable                                                     $   298,085   $        -
  Current income taxes                                              $        -    $    15,270
  Deferred income                                                   $     9,132   $     7,730
  Contingent commissions accrued                                    $    33,790   $    21,192
  Payable for securities purchased                                  $        16   $    52,361
  Outstanding checks payable                                        $    37,521   $    31,715
  Other liabilities                                                 $    63,790   $    56,700

      Total liabilities                                             $ 2,400,755   $ 1,900,943

Minority interest                                                   $     4,542   $     4,228

Stockholders equity
  Preferred stock                                                            -             -
  Common stock                                                      $    20,135   $    19,178
  Paid-in capital                                                   $   118,125   $    42,140
  Net accumulated other comprehensive income (loss)                 $   (21,821)  $    32,353
  Retained earnings                                                 $ 1,064,876   $   941,544

      Stockholders equity before treasury stock                     $ 1,181,315   $ 1,035,215

  Treasury stock                                                    $  (222,091)  $  (179,289)

      Total stockholders equity                                     $   959,224   $   855,926

      Total liabilities, minority interest and stockholders equity  $ 3,364,521   $ 2,761,097

Common shares outstanding                                            32,913,020    31,955,030

Stockholders equity per share                                       $     29.14   $     26.79

CGI 2Q 04 Earnings Release (page 5 of 7)

THE COMMERCE GROUP, INC.  (NYSE -  CGI)
CONSOLIDATED STATEMENTS OF EARNINGS
Three and Six Months Ended June 30, 2004 and 2003
(Thousands of Dollars, Except Per Share Data)

                                                               Three Months Ended                 Six Months Ended
                                                                    June 30,                          June 30,
                                                                 2004         2003               2004          2003
Revenues:
  Earned premiums                                                   $   350,269   $   296,410         $    688,256    $    577,174
  Earned premiums                                                   $   404,511   $   350,269         $    800,079    $    688,256
  Net investment income                                             $    28,209   $    23,108         $     56,024    $     45,812
  Premium finance and service fees                                  $     6,706   $     6,915         $     13,750    $     13,245
  Net realized investment gains (losses)                            $    (8,602)  $    65,864         $     11,857    $     60,020
  Other income                                                      $       113   $       -           $        113    $         -

      TOTAL REVENUES                                                $   430,937   $   446,156         $    881,823    $    807,333

Expenses:
  Losses and LAE                                                    $   276,506   $   269,211         $    558,688    $    543,605
  Policy acquisition costs                                          $    98,200   $    86,268         $    190,424    $    155,770
  Interest expense & amortization of bond fees                      $     4,512   $        -          $      9,095    $         -

      TOTAL EXPENSES                                                $   379,218   $   355,479         $    758,207    $    699,375

      Earnings before income taxes and minority interest            $    51,719   $    90,677         $    123,616    $    107,958

Income taxes                                                        $    14,152   $    19,080         $     34,904    $     23,485

      Earnings before minority interest                             $    37,567   $    71,597         $     88,712    $     84,473

Less the income in minority interest in subsidiary                  $      (177)  $      (124)        $       (282)   $        (80)

      NET EARNINGS                                                  $    37,390   $    71,473         $     88,430    $     84,393

COMPREHENSIVE INCOME (LOSS)                                         $   (20,915)  $    75,057         $     37,526    $     91,482

EARNINGS PER COMMON SHARE:
  BASIC                                                             $      1.14   $      2.24         $       2.72    $       2.64
  DILUTED                                                           $      1.14   $      2.22         $       2.70    $       2.62

Cash dividends paid per common share                                $      0.33   $      0.32         $       0.65    $       0.63

Weighted average shares outstanding:
  BASIC                                                              32,684,245    31,930,507           32,484,585      31,986,847
  DILUTED                                                            32,906,206    32,156,738           32,692,519      32,187,013

CGI 2Q 04 Earnings Release (page 6 of 7)

THE COMMERCE GROUP, INC.  (NYSE - CGI)
ADDITIONAL EARNINGS INFORMATION
Three Months and Six Months June 30, 2004 and 2003
(Thousands of Dollars, Except Per Share Data)
Unaudited

                                                              Three Months Ended                  Six Months Ended
                                                                    June 30,                          June 30,
                                                                 2004        2003               2004          2003
ADDITIONAL EARNINGS INFORMATION:
Direct written premiums to earned premiums reconciliation:
  Direct written premiums                                          $  467,986    $   415,787         $    966,573    $    864,581
  Assumed premiums                                                 $   43,492    $    29,769         $     77,570    $     57,752
  Ceded premiums                                                   $  (65,719)   $   (60,081)        $   (120,710)   $   (109,823)

    Net written premiums                                           $  445,759    $   385,475         $    923,433    $    812,510
    Increase in unearned premiums                                  $  (41,248)   $   (35,206)        $   (123,354)   $   (124,254)

      Earned premiums                                              $  404,511    $   350,269         $    800,079    $    688,256

GAAP consolidated operating ratios:                             (1)
  Loss ratio                                                             68.4%          76.9%                69.8%           79.0%
  Underwriting ratio                                                     23.3%          23.6%                22.9%           21.5%
     Combined ratio                                                      91.7%         100.5%                92.7%          100.5%

GAAP operating ratios for combined insurance subsidiaries only: (2)
  Loss ratio                                                             67.5%          76.1%                68.9%           78.7%
  Underwriting ratio                                                     22.5%          23.0%                22.0%           21.3%
    Combined ratio                                                       90.0%          99.1%                90.9%          100.0%

Breakdown of net realized investment gains (losses)
  Fixed maturities                                                 $   (6,387)   $    12,652         $      3,271    $     16,025
  Preferred stocks                                                 $    2,693    $     8,131         $      7,200    $      9,112
  Common stocks                                                    $      505    $    13,485         $      4,944    $     13,752
  Preferred stock mutual funds:
    Due to increase (decrease) in NAV                              $   (5,259)   $    34,136         $     (3,146)   $     39,747
    Due to sales                                                   $       38    $    (1,524)        $         38    $     (1,566)
  Venture capital fund investments                                 $     (184)   $      (463)        $      1,515    $     (1,051)
  Other                                                            $       (8)   $       (60)        $       (197)   $        (50)
  Other than temporary writedowns                                  $       -     $      (493)        $     (1,768)   $    (15,949)

    Net realized investment gains (losses) before tax              $   (8,602)   $    65,864         $     11,857    $     60,020
  Income tax (benefit) at 35%                                      $   (3,011)   $    23,052         $      4,150    $     21,007
    Net realized investment gains (losses) after tax and before
      impact of tax valuation allowance                            $   (5,591)   $    42,812         $      7,707    $     39,013
  Impact of tax valuation allowance                                $       -     $     6,316         $         -     $      3,936
    Net realized investment gains (losses) after tax and after
      impact of tax valuation allowance                            $   (5,591)   $    49,128         $      7,707    $     42,949

    Per diluted share net realized gains (losses) after tax and
      after impact of tax valuation allowance                      $    (0.17)   $      1.53         $       0.24    $       1.33
Page 8 of 9

CGI 2Q 04 Earnings Release (page 6 of 7) - Continued

THE COMMERCE GROUP, INC.  (NYSE - CGI)
ADDITIONAL EARNINGS INFORMATION
Three Months and Six Months June 30, 2004 and 2003
(Thousands of Dollars, Except Per Share Data)
Unaudited



     (1)     GAAP consolidated operating ratios are calculated as in (2) below using the combined insurance subsidiaries loss and underwriting results, adding to them the expenses of the holding companies (corporate expenses) in order to equal the loss and underwriting expense amounts on the income statement.  For purposes of the U/W ratio, underwriting expenses are grossed-up for the increase in deferred acquisition costs of $5,766 and $4,693 for the three months ended and $20,769 and $19,005 for the six months ended June 30, 2004 and 2003, respectively.

    (2)      GAAP operating ratios for combined insurance subsidiaries are calculated as follows:
              (a)  The loss ratio represents losses and LAE divided by earned premiums; and,
              (b)  The underwriting ratio represents underwriting expenses (excluding changes in deferred acquisition costs), divided by net premiums written.  No corporate expenses are included in the calculations.



























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